Exhibit 10.2

confidential treatment requested

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

April 16, 2014

Mr. Sam Yagan
Chief Executive Officer
Match.com, L.L.C.
8300 Douglas Avenue, Suite 800
Dallas, Texas 75225

Re: Amendment No. 1 to Business Development Agreement

Dear Mr. Yagan,

I am pleased to provide the following Amendment No. 1 to Business Development Agreement (this “Amendment”) to, among other things, extend the term of our relationship, continue our plans and meet our aggressive growth targets.

This Amendment amends and restates certain provisions of that certain Business Development Agreement (the “Business Development Agreement”), dated November 27, 2013, by and between SNAP Interactive, Inc. (“SNAP”) and Match.com, L.L.C. (“Match”). Capitalized terms used but not defined herein shall have the respective meanings as defined in the Business Development Agreement.  Our agreed upon terms and conditions are as follows:

1.	Amendment of Section 3. Section 3 of the Business Development Agreement is hereby deleted in its entirety and replaced with the following language:

Term. The initial term of this Agreement is from the date of this Agreement through May 16, 2014 (the “Initial Term”).  This Agreement will automatically renew for an additional term of ninety (90) days, ending on August 14, 2014 (the “Renewal Term”).

2.	Amendment of Section 4. Section 4 of the Business Development Agreement is hereby deleted in its entirety and replaced with the following language:

Compensation for SNAP. Match will pay to SNAP a non-refundable aggregate amount in cash equal to three hundred thousand dollars ($300,000) (i) within two (2) business days of the execution of this Agreement as consideration for the Initial Term and (ii) no later than April 18, 2014 as consideration for the Renewal Term.  Compensation is payable by wire transfer in immediately available funds, to the bank account designated in writing by SNAP.

3.	Amendment of Section 5. Section 5(e) of the Business Development Agreement is hereby revised ***** by adding with the following language:

*****

4.	Business Development Agreement. All other terms of the Business Development Agreement shall remain in full force and effect and are hereby expressly ratified and confirmed.

5.
Titles.  The titles of articles and sections of this Amendment are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Amendment.

confidential treatment requested

The parties have executed this Amendment as of the date set forth above.  We look forward to working closely with Match for the future success of our respective businesses.

Sincerely,

SNAP INTERACTIVE, INC.

/s/ Clifford Lerner
Clifford Lerner
President and Chief Executive Officer

ACCEPTED:

MATCH.COM, L.L.C.

/s/ Sam Yagan
Sam Yagan
Chief Executive Officer

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.